                              REVOLVING LINE OF
                                CREDIT NOTE


$5,000,000                                                Louisville, Kentucky
                                                                August 8, 1996

     FOR VALUE RECEIVED, the undersigned, TUMBLEWEED, LLC, a Kentucky limited liability company (the "Borrower"), hereby promises to pay, on December 31, 1999, upon the terms and provisions hereafter provided, to the order of NATIONAL CITY BANK OF KENTUCKY, a national banking association with offices at 101 South Fifth Street, Louisville, Kentucky 40202, its successors and assigns (the "Bank"), the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000), or the aggregate principal amount of all advances made hereon which shall be outstanding at the date of payment, whichever shall be less, together with interest on the principal sums disbursed and outstanding hereon from time to time in the manner and at the rates hereafter set forth.

     IT IS UNDERSTOOD that the Borrower will request principal advances on this revolving line of credit note (the "Note") from time to time. Bank will honor such requests for advance in its discretion, provided that: no default exists hereon or otherwise with regard to the loan evidenced hereby; there is no default on any other loan now or hereafter owing bank by the Borrower; and, the amount of the request will not cause the aggregate principal amount owed on this Note to exceed the maximum principal amount then available hereunder. The Borrower's indebtedness to the Bank on this Note at any time shall be the total of all such advances plus accrued interest, less payments received by Bank. The Bank may act on all matters, including without limitation the making of advances, on the telephonic instructions of any authorized manager designated by the Borrower, and may rely thereon in doing and performing all actions which such manager shall direct the Bank to perform. All telephonic instructions shall be confirmed immediately in writing, should the Bank so require, but the failure of the Bank to so require shall not affect the Borrower's liability to Bank hereon or otherwise nor the right of Bank to rely on any such telephonic instruction. The Bank may prescribe and may revise from time to time the form that requests for advance hereon shall take.

     PAYMENT OF THIS NOTE is secured by first mortgages and by assignments of leases and rents encumbering real estate owned by the Borrower located in Jefferson County, Kentucky and in Boone County, Kentucky, more particularly described in a loan agreement of even date between Borrower and Bank (the "Loan Agreement").

     THE LOAN evidenced by this Note is made by Bank and is accepted by Borrower pursuant to the terms and provisions of the Loan Agreement.

     INTEREST shall be payable by Borrower on the principal sums actually disbursed and outstanding hereon from time to time at an annual rate equal to one-half of one per cent (1/2%) above the Bank's prime rate of interest, calculated on the basis of a 360 day year and the actual number of days or portion thereof elapsed. Any change in said prime rate subsequent to the date hereof shall become effective as to this Note immediately following a change in the prime rate as quoted by the Bank. "Prime rate" shall mean the rate of interest generally charged by Bank from time to time to is most substantial and creditworthy commercial borrowers for 90-day unsecured loans, it being understood and agreed, however, that such prime rate is the rate designated by Bank as its "prime rate" and does not necessarily mean or imply that such prime rate is the lowest rate then available from Bank on floating rate loans to specific borrowers of the class described above. The first such payment of interest only shall be due on or before September 1, 1996 and on or before the first day of each month thereafter during the term hereof. Simultaneously with each such monthly interest payment, the Borrower will make a payment on principal to Bank in the amount of $30,000 per payment.

     BORROWER AND BANK mutually consent, acknowledge and agree that effective June 30, 1997, effective June 30, 1998 and effective June 30, 1999, the maximum principal amount available to Borrower under this revolving credit facility will be reduced to $4,640,000, to $4,280,000 and to $3,920,000, respectively. Borrower will make, on or before each of said dates, payments on principal in addition to regular monthly principal payments as may be necessary to reduce the principal amount outstanding under this Note to such amounts on or before said dates.

     BORROWER shall repay Bank for advances made by Bank on this Note at the times and in the amounts hereinabove set forth. Borrower may borrow, repay in whole or in part at any time without premium or penalty, and reborrow hereunder, subject to the terms hereof and subject to the terms of the Loan Agreement.

     THE COLLATERAL granted Bank to secure this Note and advances hereon shall also secure payment of all renewals, extensions or modifications hereof. Each request for advance hereon shall be a reaffirmation of all collateral interests previously granted to the Bank and a reaffirmation of all representations and warranties heretofore made to the Bank in the Loan Agreement and made in all other documents securing or otherwise pertaining to the subject revolving credit facility.

     BORROWER shall pay to the holder hereof a late charge of five per cent (5%) of any monthly installment of principal and/or interest not paid within ten (10) days of the date same is due and payable.

     IF DEFAULT is made in the payment of principal or interest hereof as and when the same is or becomes due, or in the performance of any term, covenant or condition required to be kept, observed or performed under this Note or any other instrument executed in connection with this loan (including, without limitation, the Loan Agreement, and (absent a specific contrary grace or curative period) if same shall not be cured to the complete satisfaction of the holder hereof within ten (10) days after any monetary default or within thirty (30) days after the occurrence of any nonmonetary default on the subject loan; or should Borrower default on any other indebtedness now or hereafter owing Bank during the term hereof beyond any applicable grace or curative period contained in any loan documents relative to such other indebtedness; then the owner and holder of this Note may, without notice or demand, declare all sums owning hereunder and under any of said other instruments at once due and payable. If default is made in the payment of this Note at maturity (regardless of how same may be brought about) Borrower agrees, upon expiration of the aforesaid curative periods, to pay to the owner and holder hereof interest at a default rate equal to the annual rate for the principal hereof plus three per cent (3%) until paid, together with all reasonable attorneys' fees and other costs of collection occasioned by any of the foregoing.

     BORROWER expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of security at any time existing in connection therewith; and is and shall be directly and primarily liable for the payment of all sums owing and to be owing, regardless of and without any notice, diligence, act or omission or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest, or property at any and all times had or existing as security for any amount called for hereunder or under any other instrument executed in connection with the revolving line of credit loan evidenced hereby.

     BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN OR ANY AGREEMENT CONTEMPLATED TO BE MADE OR EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK'S MAKING THE LOAN EVIDENCED HEREBY.

     IN THE EVENT of any inconsistency in the terms and provisions of this Note or any other loan document as to the rights and remedies of the holder hereof, or in the event of any such inconsistency as between or among any two
(2) or more loan documents, then in any such event the holder shall have the right at its sole option to elect which of such provisions shall govern.

     THIS NOTE and the respective rights and liabilities of Borrower and the holder of this Note shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Kentucky.

                                          BORROWER:
                                          TUMBLEWEED, LLC
                                          (a Kentucky limited liability company)

                                          By: /s/ James Mulrooney
                                             ------------------------------
                                             its manager

                                 LOAN AGREEMENT


                               By and between

                               TUMBLEWEED, LLC
                                 (Borrower)

                                    and

                        NATIONAL CITY BANK OF KENTUCKY
                                  (Lender)

                          dated as of August 8, 1996

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (the "Agreement"), made and entered into as of August 8, 1996, by and between TUMBLEWEED, LLC, a Kentucky limited liability company with its principal office and place of business at 1900 Melwood Avenue, Louisville, Kentucky 40206 (the "Borrower"), and NATIONAL CITY BANK OF KENTUCKY, a national banking association with its principal office and place of business at 101 South Fifth Street, Louisville, Kentucky 40202 (the "Lender").


                              W I T N E S S E T H:

     Borrower and Lender recite and agree as follows, which recitations and agreements constitute a part of this Agreement:

     A. Borrower engages in the business of owning, operating, developing and franchising full service restaurants and food court restaurants, same currently being located in Kentucky, Indiana, Ohio, Illinois and Wisconsin.

     B. Borrower has requested that Lender make available to Borrower a $5,000,000 revolving line of credit to provide real estate financing for five
(5) of Borrower's full service restaurants and its commissary (the "Commissary") in the approximate amount of $2,800,000, with the remaining available amount to be used for the acquisition and development of additional restaurant facilities.

     C. Lender has agreed to make such credit facility available to Borrower pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires.

          "ADVANCE" shall mean a disbursement by Lender of any sum to Borrower hereunder pursuant to a Funding Application.

          "ASSIGNMENTS" shall mean the first assignments of leases and rents of even date between Borrower and Lender relative to real estate and the improvements thereon owned by Borrower located in Jefferson County, Kentucky and in Boone County, Kentucky.

          "BORROWER" shall have the meaning ascribed to such term in the preamble of this Agreement.

          "BUSINESS DAY" shall mean a day on which Lender is open for business.

          "CASH FLOW AVAILABLE FOR DEBT SERVICE" shall mean earnings before payment of interest and taxes plus depreciation and amortization.

          "COLLATERAL" shall mean the property and rights of the Borrower more particularly described in Section 3.1 of this Agreement.

          "COMMITMENT LETTER" shall mean the commitment letter dated June 13, 1996 from Lender to Borrower outlining the basic terms of the Credit Facility.

          "COMPLIANCE CERTIFICATE" shall mean the form attached to this Agreement as Exhibit A and incorporated herein by reference.

          "CREDIT FACILITY" shall mean the aggregate principal amount available from Lender to Borrower from time to time under this Agreement.

          "EVENTS OF DEFAULT" shall mean any of the events specified in
Section 7.1 of this Agreement.

          "FUNDING APPLICATION" shall mean Borrower's request for an Advance.

          "GAAP" shall mean generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower; PROVIDED, that if in this Agreement principles of accounting different from those required by generally accepted accounting principles are specified, the principles of accounting specified in this Agreement shall govern.

          "LENDER" shall have the meaning ascribed to such term in the preamble of this Agreement.

          "LOAN" shall mean at any time the aggregate outstanding principal amount of all Advances made hereunder evidenced by the Note and unpaid interest accrued thereon.

          "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Assignments, the Mortgages and any and all other instruments now or hereafter executed and delivered by Borrower in connection with the Credit Facility, as any of such may be amended or supplemented from time to time.

          "LOAN YEAR" shall mean the following: the first Loan Year shall expire on June 30, 1997; the second Loan Year shall expire on June 30, 1998; the third Loan Year shall expire on June 30, 1999.

          "MATERIAL ADVERSE EFFECT" shall mean any material adverse influence on or change relative to (i) the validity or enforceability of this Agreement, the Note or any other Loan Document, (ii) the business, operations and assets of Borrower, (iii) the Collateral, or (iv) the Borrower's ability to fulfill its obligations under this Agreement, the Note or the other Loan Documents.

          "MORTGAGES" shall mean the first mortgages of even date from Borrower to Lender relative to real estate and the improvements thereon owned by Borrower located in Jefferson County, Kentucky and in Boone County, Kentucky.

          "NOTE" shall mean the revolving line of credit note delivered by Borrower to Lender pursuant to this Agreement, and all renewals, modifications and extensions of same.

          "PARTIAL LOAN YEAR" shall mean that six (6) month period of time commencing after the end of the third Loan Year until the Termination Date (hereinafter defined).

          "RESTAURANTS" shall include, collectively, when and as applicable, full service restaurants, Borrower's Commissary and its food court restaurants.

          "TERMINATION DATE" shall mean December 31, 1999, as such date may be extended from time to time by mutual agreement of Borrower and Lender.

     1.2 OTHER DEFINITIONAL PROVISIONS. Defined terms used herein in the singular shall import the plural and VICE VERSA and the gender used shall include the other genders where appropriate.


                                  ARTICLE II
                             TERMS OF THE CREDIT

     2.1 COMMITMENT. Lender agrees to make Advances to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Termination Date in an outstanding amount not to exceed at any one time the Credit Facility. The Credit Facility shall initially be FIVE MILLION AND NO/100 DOLLARS ($5,000,000). PROVIDED, that upon the expiration of each of the first Loan Year, the second Loan Year and the third Loan Year the Credit Facility will be reduced by $360,000, such that the Credit Facility will be $4,640,000 during the second Loan Year, $4,280,000 during the third Loan Year and $3,920,000 during the Partial Loan Year. Within the foregoing limits, Borrower may borrow, repay and reborrow. AND PROVIDED FURTHER, that Lender shall not be obligated to make an Advance if an Event of Default shall have occurred and is then existing hereunder or under any other Loan Document, nor shall Lender be obligated to make an Advance which, when added to the principal amount advanced and outstanding on the Note, would exceed the principal amount available under the Credit Facility.

     2.2 PURPOSE OF THE CREDIT FACILITY. Proceeds of the Credit Facility and Advances made to Borrower by Lender under the Note shall be used by Borrower to provide financing for five (5) of Borrower's Restaurants and its Commissary and to provide additional capital for acquisition and development of additional Restaurants.

     2.3 NOTE. To evidence the Loan and the Credit Facility Borrower shall execute and deliver the Note to Lender in the principal amount of the Credit Facility and dated as of the date hereof. The Note shall be payable and bear interest as set forth therein.

     2.4 COMMITMENT FEE. A commitment fee in an amount of $12,500 shall be due Lender from Borrower, payable at closing of the Loan.

     2.5 LEGAL FEES. Borrower agrees to pay all reasonable legal fees and expenses of Lender incurred in connection with the closing of the Loan and any modification, extension or renewal of same. Said fees and expenses shall be due and payable upon Borrower's receipt of a statement from Lender's counsel.

     2.6 SET-OFF. Borrower hereby authorizes Lender to set off the liability of Borrower on the Note and the Loan, without notice, against all deposits and credits of Borrower with Lender (other than balances in trust accounts, escrow accounts, and other accounts not beneficially owned by Borrower).


                                  ARTICLE III
                                  COLLATERAL

     3.1 COLLATERAL. To secure payment of the Note and all obligations of Borrower to Lender under this Agreement and the other Loan Documents, Borrower shall execute and deliver the Mortgages and the Assignments to Lender relative to Borrower's Commissary located at 283 Thompson Avenue in Jefferson County, Kentucky and Borrower's Restaurants located at 4225 Outer Loop, 1900-1910 Mellwood Avenue, 10000 Linn Station Road and 3985 Dutchman's Lane in Jefferson County, Kentucky and relative to Borrower's Restaurant at 7484 Turfway Road in Boone County, Kentucky.

     3.2 SURVEYS. Prior to closing the Borrower will provide Lender with current engineer's surveys for the Collateral, certified to the Lender and Lender's title insurer, showing all boundaries, easements, improvements and any special details associated with the Collateral. The surveys should be sufficient to eliminate any survey exceptions from the Lender's mortgagee title insurance policy.

     3.3 TITLE AND TITLE INSURANCE. Fee simple title to the Collateral shall be vested in the Borrower. The Lender will be provided with mortgagee title insurance in the principal amount of the Loan. The terms and conditions of the policy and the title insurer must be acceptable to Lender and its counsel.

     3.4 APPRAISALS. Lender must be provided with appraisals of the Collateral by an appraiser acceptable to Lender. The amount, form and content of the appraisals shall be acceptable to Lender, shall be addressed to Lender and shall meet all FIRREA's requirements.

     3.5 ENVIRONMENTAL ASSESSMENTS. Prior to closing the Lender must be provided with environmental site assessments of the Collateral. The conclusions, content and form of the site assessments, as well as the engineering firm or firms performing the assessments, must be satisfactory to the Lender in its sole discretion.

     3.6 INSURANCE. Lender shall be provided with evidence that Borrower has adequate insurance for all of the Restaurants, as required by subsection
(f) of Section 5.1 of this Agreement.

     3.7 OTHER COMPLIANCE. Borrower shall provide such other information, documents and data and perform all other acts reasonably deemed necessary by Lender to close the Loan.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. Lender shall not be obligated to make the initial Advance hereunder, unless Lender has received, in addition to those items described in Article III, the following documents and writings in form and substance acceptable to Lender and its counsel:

          (a) RESOLUTIONS. Resolutions on behalf of the Borrower signed either by John A. Butorac, Jr. or James M. Mulrooney or by both of them or their successors duly elected and appointed (individually, the "Manager", or collectively, the "Managers") evidencing authorization and approval of the execution and delivery of this Agreement and the other Loan Documents.

         (b) ORGANIZATIONAL DOCUMENTS. Certified copies of the articles of organization and the operating agreement of Borrower, with all amendments thereto, and a Certificate of Existence issued by the Kentucky Secretary of State.

          (c) LEGAL OPINION. An opinion from counsel for Borrower acceptable in form and content to Lender and its counsel.

          (d) REPORT OF TAX LIEN SEARCHES. A report of federal and state tax lien searches made in the appropriate public offices in the name of Borrower.

          (e) CERTIFICATIONS AS TO REPRESENTATIONS AND WARRANTIES. Borrower certifies that the representations and warranties of Borrower contained herein are true and correct as of the date of this Agreement and the date of the initial Advance to be made hereunder. Borrower agrees that a request by Borrower for each additional Advance shall constitute reaffirmation by Borrower that (i) such representations and warranties are true and correct as of the date each such Advance is to be made, (ii) that no default exists relative to the Loan Documents or relative to any other credit facility of Borrower, and (iii) that no material actions, suits, legal, equitable, arbitration or administrative proceedings are pending or, to the best of Borrower's knowledge after due inquiry, threatened against Borrower, the adverse determination of which could have a Material Adverse Effect on the Loan Documents, the business operation or financial condition of Borrower or the ability of Borrower to fulfill its obligations under the Loan Documents.

          (f) LOAN DOCUMENTS AND OTHER CONDITIONS. All Loan Documents shall be duly executed and delivered to Lender; and such other documents as Lender and its counsel may reasonably require shall be duly executed and delivered to Lender; evidence shall be produced as is satisfactory to Lender and its counsel as to the occurrence of any further conditions precedent to the closing of the Loan.

          (g) RELEASE AND SATISFACTION OF EXISTING LIENS AND DEBTS. All debts secured by liens upon and security interests in the Collateral shall be paid and provision made for the release of all such liens and security interests, all of which shall be at Borrower's sole expense.

     4.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. Lender shall not be obligated to make any Advance subsequent to the initial Advance hereunder if, at the time such Advance is requested, an Event of Default shall have occurred or if such Advance would exceed the amount of the Credit Facility than available.


                                  ARTICLE V
                                  COVENANTS

     5.1 AFFIRMATIVE COVENANTS. Until payment in full of the entire principal balance of and all accrued interest on the Loan and the Note and all other obligations relative thereto, Borrower agrees that Borrower will observe and comply with all of the following covenants and agreements:

          (a) PAYMENTS OF INDEBTEDNESS. Borrower shall make full and timely payment of the principal of and accrued interest on the Loan and the Note and on all other indebtedness of Borrower to Lender in accordance with their respective terms.

          (b) EXAMINATION OF LENDER. Borrower shall, at all reasonable times, permit Lender to examine any or all of the Borrower's books and financial records, to make excerpts therefrom and transcripts thereof, to discuss the affairs, finances and accounts of

Borrower with its Managers and to conduct any audit or similar examination (including, without limitation, a collateral audit) deemed reasonably necessary or appropriate by Lender at Borrower's cost and expense.

          (c) FINANCIAL STATEMENTS AND REPORTS OF BORROWER. Borrower shall furnish or shall cause the following to be furnished to Lender:

               (i) QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each fiscal quarter, an internally generated income statement for Borrower for the period from the beginning of Borrower's applicable fiscal year to the end of such fiscal quarter and a balance sheet as of the end of each such fiscal quarter, all prepared in accordance with GAAP and certified by the Managers or chief financial officer of Borrower as being true and accurate.

               (ii) ANNUAL AUDITED FINANCIAL STATEMENTS. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, an audited income statement of Borrower for such fiscal year and an audited balance sheet as of the end of such fiscal year, all in reasonable detail and accompanied by a report and opinion of independent certified public accountants reasonably satisfactory to Lender, which report and opinion shall be prepared in accordance with GAAP relative to reporting.

              (d) BOOKS AND RECORDS. Borrower shall at all times maintain its books and records at its principal office at 1900 Mellwood Avenue, Louisville, Kentucky 40206.

              (e) CLOSING OF RESTAURANTS. Borrower shall notify Lender of the closing of any Restaurants within ten (10) days of same.

              (f) INSURANCE. Borrower shall obtain and maintain in full force and effect insurance and liability insurance for all its Restaurants, including without limitation those Restaurants as comprise part of the Collateral, in such amounts and with such companies as are reasonably satisfactory to Lender. Lender shall be scheduled mortgagee and certificate holder as regards all fire and extended coverage insurance relative to the Collateral, and shall be scheduled as additional insured and certificate holder as to liability insurance relative to the Collateral. If and only as applicable, Borrower shall maintain flood insurance, as more particularly described in the Mortgages.

     All such policies shall provide that Lender be given not less than ten
(10) days prior written notice before cancellation of any such insurance becomes effective. Certified copies of all such policies or current certificates of insurance shall be delivered to Lender when and as required by Lender.

              (g) COMPLIANCE WITH LAWS. Borrower shall comply with all applicable governmental statutes, regulations and rules governing the conduct of Borrower's business and ownership of property.

              (h) TAXES AND ASSESSMENTS. Borrower shall pay all taxes, assessments and governmental charges and levies imposed upon Borrower, Borrower's income or any property before same become delinquent; provided, however, that no such tax, assessment, charge or levy need be paid so long as the validity thereof shall be contested in good faith by appropriate proceedings for which a bond or other security reasonably satisfactory to Lender shall have been posted, and provided further that Borrower shall have set aside on Borrower's books adequate reserves therefor.

              (i) EXISTENCE. Borrower shall preserve and maintain Borrower's existence as a Kentucky limited liability company and its qualification to do business in good standing in every jurisdiction in which the nature of the business conducted by Borrower or the properties owned by Borrower require such qualification.

              (j) EVENTS OF DEFAULT AND NOTICE. Borrower shall, promptly upon obtaining knowledge of the occurrence or existence of any Event of Default, or of the occurrence or existence of a condition or event which, with notice or the lapse of time, or both, would constitute an Event of Default, deliver to Lender a certificate specifying the nature thereof, the period of existence thereof, and what action Borrower has taken or proposes to take with respect thereto.

              (k) PAYMENT OF INDEBTEDNESS; COMPLIANCE WITH AGREEMENTS. Borrower shall pay and discharge all of Borrower's debts and obligations in a timely manner in accordance with their respective terms, and shall at all times comply with each and every term and provision of the documents evidencing and securing such debts and obligations, and with each and every lease, contract, agreement or obligation Borrower may have or be a party to with any person or as to which any of its properties may be subject.

              (l) MANAGEMENT. Borrower shall notify Lender of any substantial changes in the management of Borrower.

              (m) ERISA. With respect to any Plan ("Plan" shall mean an employee pension benefit plan or pension covered by ERISA, hereafter defined, which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto) maintained or adopted by Borrower, Borrower shall (i) at all times make prompt payments of contributions required to be made to meet the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) promptly, after the filing thereof, furnish to Lender copies of all reports of prohibited transactions and accumulated funding deficiencies required to be made pursuant to the provisions of ERISA; and (iii) notify the Lender promptly of the occurrence of any reportable event within the meaning of ERISA.

              (n) OTHER ACTS. Borrower agrees, upon the request of Lender, to duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and do or cause to be done such further acts, as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions of this Agreement and the other Loan Documents.

              (o) ADDITIONAL NOTIFICATION. Borrower will notify Lender of significant events as to Borrower, its assets and its business, including without limitation any event causing material loss or depreciation in value of Borrower's properties or assets by reason of casualty or any other cause. Further, Borrower will notify Lender of any change in its structure, the name under which Borrower conducts its business or any material portion thereof, or any change in the ownership of any material portion of Borrower's business, properties or assets.

     5.2 FINANCIAL COVENANTS. Until payment in full of the entire principal balance of and all accrued interest on the Loan and the Note and all other obligations relative thereto, Borrower agrees that Borrower will observe and comply with all of the following financial covenants and agreements.

          (a) TANGIBLE NET WORTH. Borrower agrees to maintain a minimum tangible net worth (defined in accordance with GAAP) in the following amounts: during the first Loan Year, $9,500,000; during the second Loan Year, $10,000,000; during the third Loan Year and thereafter, $10,500,000.

          (b) DEBT COVERAGE RATIO. Borrower will maintain a ratio of (i) Cash Flow Available for Debt Service to (ii) the current portion of long-term debt and interest of at least 1.75 to 1.00 during the first Loan Year, and of at least 2.00 to 1.00 for the second and third Loan Years and for the Partial Loan Year commencing after October 31, 1997. Same shall be evaluated by Lender as of June 30, September 30, December 31 and March 31, in respect of the four (4) immediately preceding fiscal quarters ending as of the last day of the most recently ended fiscal quarter.

          (c) LEVERAGE. Borrower agrees to maintain a ratio of its total liabilities to tangible net worth of not more than 1 to 1.

          (d) COMPLIANCE CERTIFICATE. Borrower will complete and deliver to Lender, not later than forty-five (45) days after each fiscal quarter, a Compliance Certificate in the form of that attached hereto as Exhibit A or in such other form as Lender may prescribe from time to time.

     5.3 NEGATIVE COVENANTS. Borrower shall at all times comply with the covenants contained in this Section 5.3, from the date hereof and for so long as the Credit Facility shall remain available to Borrower.

          (a) NO MERGER. Without Lender's prior written consent, which will not be unreasonably withheld, Borrower shall not merge or consolidate with or into any partnership, corporation, or other entity.

          (b) FISCAL YEAR, METHOD OF ACCOUNTING. Borrower shall not change its fiscal year or method of accounting without thirty (30) days prior written notice to Lender.

          (c) LIQUIDATION AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Without Lender's prior written consent, which will not be unreasonably withheld, Borrower shall not dissolve or liquidate or sell, lease or transfer, or otherwise dispose of any material portion of its property or assets or business.

          (d) CONTRACTS. Borrower will not enter into any contract or agreement which would materially and adversely affect its business, property, ability to perform its obligations under the Note and this Agreement, or the Collateral.

          (e) TRANSACTIONS WITH RESPECT TO COLLATERAL. Borrower will not enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Loan.

          (f) DIVIDENDS. Borrower will not declare or pay dividends or bonuses or make any distributions of Borrower's property or assets to any of its members other than (i) to its members for the purpose of paying their personal tax liabilities due by reason of income received from Borrower, (ii) to its members, to enable them to make interest payments due on their line of credit facility established with Bank One Kentucky, NA in the principal amount of $7,034,375 and (iii) to the Managers pursuant to the management agreements between the Borrower and each Manager.

          (g) CHANGE IN OWNERSHIP. Borrower will not make, suffer or allow a material change in the ownership of Borrower or the management of Borrower's business.


                                  ARTICLE VI
                         REPRESENTATION AND WARRANTIES

     6.1 EXISTENCE. Borrower is a limited liability company duly organized and validly existing under the laws of Kentucky; and is qualified to transact business as a nonresident in every jurisdiction in which such qualification is required.

     6.2 NO RESTRICTIONS ON PERFORMANCE. Neither the execution or delivery of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, nor the compliance with the terms and conditions of this Agreement and the other Loan Documents:

          (a) requires the consent or approval of, or registration with, any federal, state, municipal or other governmental commission, board, agency, bureau, authority, official or regulatory body;

          (b) violates any provision of law, any order of any court or any order, rule or regulation of any agency of government;

          (c) conflicts with or results in a breach of any of the terms, conditions or provisions of any restrictions or of any agreement or instrument to which the Borrower is a party or by which Borrower or any of Borrower's properties may be bound or affected; or

          (d) results in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Collateral except liens and security interests in favor of Lender.

     6.3 PROPER EXECUTION. The Manager executing and delivering this Agreement and the other Loan Documents on behalf of Borrower has been duly authorized to do so, and this Agreement and the other Loan Documents are legally binding upon Borrower in every respect in accordance with their respective terms.

     6.4 LEGAL PROCEEDINGS; TAXES. There are no actions, proceedings or investigations pending, or to the knowledge of Borrower, threatened, before any federal, state, municipal or other governmental department, commission, board, agency, bureau, authority or official involving the likelihood of any material judgment or liability against Borrower, or questioning or threatening Borrower's right to carry on the business which Borrower presently conducts or proposes to conduct, or which, if adversely determined, would cause a Material Adverse Effect. All tax returns and reports of Borrower required by law to be filed have been duly filed or will be filed in a timely manner, and all taxes, assessments, withholdings, fees and other governmental charges upon Borrower, Borrower's employees or upon any of Borrower's assets, income or franchises, which are due and payable, have been paid or will be paid in a timely manner.

     6.5 ERISA. To the best of Borrower's knowledge, no fact or circumstance, including but not limited to any reportable event within the meaning of ERISA, exists in connection with any Plan of the Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment of a trustee to administer any such Plan.

     6.6 NO MISREPRESENTATIONS. This Agreement, the other Loan Documents, the financial covenants referred to herein and the financial information relative to Borrower heretofore submitted to Lender prior to the issuance of the Commitment Letter do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make any statement made not misleading.

     6.7 INDUCEMENT TO LENDER. The foregoing representations and warranties are an inducement to Lender's entering into this Agreement, and each and every request for an Advance by Borrower shall constitute a reaffirmation and reiteration of each and every representation and warranty of Borrower contained in this Article VI.

                                   ARTICLE VII
                              DEFAULTS AND REMEDIES

     7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

          (a) PAYMENTS. If Borrower fails to make any payment of principal and/or interest on the Note, or payment of any fee, expense or other amount due hereunder, under the Note or under any other Loan Document, and shall any such payment of principal, interest, fee, expense or other sum remain unpaid for a period of ten (10) days after any such payment is due.

          (b) COVENANTS AND AGREEMENTS. If Borrower shall fail or omit to perform or observe any covenant, agreement, condition or other provision contained or referred to in this Agreement or in any other Loan Document (other than monetary default), and such failure or omission shall not have been fully corrected to the reasonable satisfaction of Lender within thirty
(30) days after occurrence thereof.

          (c) ACCURACY OF STATEMENTS. If any representation or warranty or other statement of fact contained in this Agreement, in any other Loan Document or in any writing, certification, report or statement at any time furnished to Lender pursuant to or in connection with this Agreement or in connection with obtaining the Credit Facility or otherwise, shall have been false or misleading in any material respect or omitted to state a material fact as of the date such representation, warranty or statement of fact was made.

          (d) JUDGMENTS. If a final judgment for the payment of money in excess of the sum of $100,000 in the aggregate shall be entered against Borrower, and such judgment shall remain unsatisfied and in effect for a period of thirty (30) consecutive days after the entry thereof, and shall not have been discharged or execution thereof stayed pending appeal, or if so stayed, within ten (10) days after the expiration of any such stay if such judgment shall not have been discharged.

          (e) BORROWER'S SOLVENCY. If Borrower shall: (i) make a general assignment for the benefit of creditors; (ii) apply for or consent to the appointment of, or if for any other reason, a receiver, trustee or liquidator of all or a substantial part of the assets of Borrower is appointed; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy or file a petition or any answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law relating to relief of debtors, or admit (by answer, default or otherwise) the material allegations of a petition filed against Borrower in any bankruptcy, reorganization, insolvency or other proceedings relating to relief for debtors; (v) suffer or permit to continue unstayed and in effect for thirty
(30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction, which assumes control of Borrower, approves a petition seeking reorganization of Borrower or any other judicial modification of the rights of Borrower's creditors, or appoints a receiver, trustee, custodian or liquidator for Borrower of all or a substantial part of Borrower's assets; or (vi) fail to pay Borrower's debts as and when the same mature.

          (f) TERMINATION OR SUSPENSION OF BUSINESS. If Borrower shall terminate or suspend the transaction of business.

          (g) MATERIAL ADVERSE CHANGE. If any material adverse change shall occur in the condition of Borrower, financial or otherwise.

          (h) CHANGE IN OWNERSHIP OR MANAGEMENT. If any change in the control, ownership or management of Borrower shall occur, the result of which could, in the reasonable judgment of Lender, have a Material Adverse Effect.

          (i) LOAN DOCUMENTS. If any provision of this Agreement, the Note or any other Loan Document shall for any reason cease to be in full force and effect; or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of any such document shall be challenged or denied.

          (j) INSECURITY. If Lender shall in good faith and acting in a commercially reasonable manner, deem itself to be insecure with respect to Borrower's ability or intention (i) to make full and timely payment of each and every installment of principal and/or interest on the Note, or (ii) to perform any or all of the material agreements, obligations, covenants, conditions, warranties or representations made or to be performed by Borrower pursuant to the terms of this Agreement or any other Loan Document.

          (k) DEFAULT ON OTHER INDEBTEDNESS. If Borrower shall default beyond any applicable grace or curative period on any other credit facility available to Borrower which exceeds $100,000, then same shall constitute a default by Borrower under this Agreement.

     7.2 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Lender may exercise any one or more of the following remedies:

          (a) ACCELERATION. Demand payment in full of all principal of and accrued interest on the Note and/or any and all of Borrower's other indebtedness to Lender, whereupon all indebtedness of Borrower to Lender shall become immediately due and payable in full without any presentment, demand or notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) ADVANCES; TERMINATION OF AGREEMENT. Refuse to make any further Advances, and at Lender's sole discretion terminate this Agreement.

          (c)  JUDGMENT.  Reduce any claim to judgment.

          (d) OFFSETS. If any state of facts or with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall occur or begin to exist, Lender shall have the right then, or at any time thereafter, unless remedied to the reasonable satisfaction of Lender, to set off against, and to appropriate and apply toward the payment of, first the Note and then any other indebtedness then owed by Borrower to Lender, whether or not such indebtedness shall have been matured or be due and payable and whether or not Lender has declared the note evidencing such other indebtedness in default, any and all deposit balances and other sums and indebtedness then held or owed by Lender to or for the credit or account of Borrower (other than balances in trust accounts, escrow accounts, and other accounts not beneficially owned by Borrower), all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived.

          (e) RIGHTS UNDER NOTE AND THIS AGREEMENT. Exercise all rights and remedies granted Lender under any and all of the instruments now or hereafter evidencing and securing the Credit Facility, including but not limited to the Note and this Agreement.

          (f) FORECLOSURE. Exercise all those rights and remedies allowed to secured parties by all applicable laws, including without limitation foreclosure of the liens of the Mortgages.

          (g) POSSESSION. Enter upon the premises of Borrower and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

          (h) COLLECTION OF ACCOUNTS. Collect and receive all accounts, rents, income, revenue, earnings, issues and profits from the Collateral.

          (i) EXERCISE OF RIGHTS. Exercise, as Lender shall deem appropriate, any and all other rights afforded by any applicable laws or by this Agreement and the other Loan Documents, at law, in equity, or otherwise, including, but not limited to, the rights to bring suits or other proceedings before any tribunal or competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to Lender under this Agreement.

          (j) PERFORMANCE BY LENDER. Should Borrower fail to observe or perform any covenant, duty or promise by it to be observed or performed under the terms of this Agreement or the other Loan Documents, Lender may, but shall not be obligated to, perform or attempt to perform, such covenant, duty or promise on behalf of Borrower, and, in the event Lender shall do so, Borrower shall immediately upon demand reimburse Lender for all expenses, disbursements, fees and costs reasonably incurred by Lender in connection therewith, with interest thereon at the rate specified in the Note. Lender does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or promise of Borrower under this Agreement, the Mortgages or the Assignments.

     7.3 RIGHTS CUMULATIVE. The rights and remedies of Lender hereunder, in the Note, and in the other Loan Documents are cumulative, may be exercised in such sequence or combination as Lender may elect, and are not exclusive of any rights or remedies otherwise provided by law.


                                ARTICLE VIII
                               MISCELLANEOUS

     8.1 INTERPRETATION. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Lender shall operate as a waiver thereof. Each right, power or privilege may be exercised by Lender as often and in such order as Lender may deem expedient. No waiver or consent granted by Lender in respect to this Agreement or any related writing shall be binding upon Lender unless specifically granted in writing, which right shall be strictly construed. Time shall be of the essence in the performance of all Borrower's obligations under this Agreement and the other Loan Documents. Borrower may not assign any of Borrower's rights under this Agreement, and any such attempted assignment shall be wholly null and void.

     8.2 NOTICES. All notices and other communications hereunder or under the other Loan Documents shall be in writing and shall be mailed by first class mail or express mail, postage prepaid, or sent by telex, telegram or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

If to Borrower:                    TUMBLEWEED, LLC
                                   1900 Mellwood Avenue
                                   Louisville, Kentucky 40206
                                   Attention: James M. Mulrooney

With a copy to its counsel:        Roth and Cooper, P.S.C.
                                   1230 Liberty Bank Lane, Suite 200
                                   Louisville, Kentucky 40222
                                   Attention: David H. Cooper

If to Lender:                      NATIONAL CITY BANK OF KENTUCKY
                                   8th Floor, National City Tower
                                   101 South Fifth Street
                                   Louisville, Kentucky 40202
                                   Attention: Rob King

     Any communication so addressed and mailed shall be deemed to be given when so mailed, except that notices and requests related to Advances shall not be effective until actually received by Lender or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Lender, as the case may be.

     8.3 GOVERNING LAW. The laws of the Commonwealth of Kentucky shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereto.

     8.4 SECTION TITLES. The section titles of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.5 SEVERABILITY. The invalidity or unenforceability of any one (1) or more phrases, sentences, clauses or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or of any part hereof.

     8.6 INTEGRATION. The Loan Documents contain the entire agreement between the parties relating to the Credit Facility. The Loan Documents supersede any and all prior agreements and any and all contemporaneous oral agreements between Lender and Borrower relative to the Credit Facility.

     8.7 SUCCESSORS AND ASSIGNS. This Agreement shall bind each of Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                                       BORROWER:
                                       TUMBLEWEED, LLC
                                       (a Kentucky limited liability company)

/s/ Joseph R. Gathright, Jr.           By: /s/ James Mulrooney
----------------------------               -------------------------------
Witness                                    its Manager


                                       LENDER:
                                       NATIONAL CITY BANK OF KENTUCKY
                                       (a national banking association)

/s/ Joseph R. Gathright, Jr.           By: /s/ Rob King
---------------------------                -------------------------------
Witness                                    its senior vice president

                                   EXHIBIT A

                            COMPLIANCE CERTIFICATE

     This Compliance Certificate is delivered to National City Bank of Kentucky (the "Lender") pursuant to Section 5.2(d) of the loan agreement dated as of August 8, 1996 between Tumbleweed, LLC (the "Borrower") and the Lender (the "Loan Agreement"). All capitalized terms used herein not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     The Borrower hereby represents, warrants and certifies to the Lender the following, as of the last day of the most recently ended fiscal quarter for the Borrower:

     A. Borrower's minimum tangible net worth as of the last day of the most recently ended fiscal quarter was $__________________.

     B. The ratio of Borrower's Cash Flow Available for Debt Service to the current portion of long-term debt and interest in respect of the four (4) immediately preceding fiscal quarters ending as of the last day of the most recently ended fiscal quarter was __________________.

     C. The ratio of Borrower's total liabilities to its tangible net worth as of the last day of the most recently ended fiscal quarter was
__________________.

     Borrower's manager executing and delivering this Compliance Certificate on behalf of Borrower further certifies to the Lender that the manager has reviewed the Loan Agreement and the Note and has no knowledge of any event or condition which constitutes an Event of Default under the Loan Agreement other than -- (if any Event of Default has occurred, describe same, the period of existence of such default and what action the Borrower has taken or proposes to take with respect thereto).

     IN WITNESS WHEREOF, the Borrower has executed this Compliance Certificate this ___ day of _____________, 199_.



                                            TUMBLEWEED, LLC



                                            By: _______________________________
                                                    its manager

                            MODIFICATION AGREEMENT


     THIS MODIFICATION AGREEMENT (the "Agreement") made and entered into as of June 30, 1997 by and between TUMBLEWEED, LLC, a Kentucky limited liability company (hereafter "Mortgagor"), and NATIONAL CITY BANK OF KENTUCKY, a national banking association with offices at 101 S. Fifth Street in Louisville, Jefferson County, Kentucky 40202 (hereafter "Mortgagee");

                                  WITNESSETH:

     Mortgagor and Mortgagee recite and agree as follows, which recitations and agreements constitute a part of this Agreement:

     A. Mortgagor and Mortgagee have entered into a loan agreement dated as of August 8, 1996 (the "Loan Agreement") pursuant to which Mortgagee agreed to make available to Mortgagor, and Mortgagor agreed to accept, a revolving line of credit facility in a principal amount not to exceed $5,000,000 outstanding at any time (the "Loan").

     B. Mortgagor's obligation to repay the Loan is evidenced by Mortgagor's revolving line of credit note payable to the order of Mortgagee dated August 8, 1996 in a principal amount not to exceed $5,000,000 outstanding at any time (the "Note"), the Loan and the Note originally being due and payable not later than December 31, 1999.

     C. Payment of the Loan and the Note was and is secured by the following, both relative to real property owned by Mortgagor located in Jefferson County, Kentucky and both being dated as of August 8, 1996: first mortgage from Mortgagor to Mortgagee recorded at Mortgage Book 4146, Page 330 in the Jefferson County Clerk's office; assignment of leases and rents between Mortgagor and Mortgagee, recorded at Deed Book 6772, Page 517 in said Clerk's office. (Said mortgage and said assignment of leases and rents are hereinafter referred to as the "Jefferson County Collateral Documents").

     D. Payment of the Loan and the Note was and is additionally secured by the following, both relative to real property owned by Mortgagor located in Boone County, Kentucky and both being dated as of August 8, 1996: first mortgage from Mortgagor to Mortgagee, recorded at Mortgage Book 1228, Page 143 in the Boone County Clerk's office; assignment of leases and rents between Mortgagor and Mortgagee, recorded at Deed Book 566, Page 9 in said Clerk's office. (The aforesaid mortgage and assignment of leases and rents are hereinafter referred to as the "Boone County Collateral Documents").

     E. The Loan Agreement, the Note, the Jefferson County Collateral Documents, the Boone County Collateral Documents and related instruments and agreements are sometimes hereinafter collectively referred to as the "Loan Documents."

     F. Mortgagor and Mortgagee have agreed upon an extension of the final maturity of the Loan and the Note and have agreed to amend certain other terms and provisions governing repayment thereof, as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the covenants and promises of the parties hereto, the receipt and sufficiency of which are acknowledged by Mortgagor and Mortgagee, the parties covenant and agree as follows:

     1. Mortgagor represents and warrants that Mortgagor was and is the owner and holder of the real estate encumbered by the Jefferson County Collateral Documents and by the Boone County Collateral Documents, and hereby acknowledges that there are no defenses or offsets to the Loan or the Loan Documents evidencing, securing and otherwise relating to the Loan.

     2. Mortgagor represents and warrants to Mortgagee that the Mortgagor is not in default on the Loan or under the Loan Documents, nor does any circumstance exist that with the giving of notice, the passage of time or both would constitute such a default.

     3. Mortgagor hereby ratifies and reaffirms its liability for payment of the Loan and its obligation to pay and perform all sums and obligations owing the Mortgagee under the Loan Agreement, the Note and the other Loan Documents.

    4. The final maturity date of the Loan and the Note is hereby extended to December 31, 2000, and the Loan Documents shall be and hereby are modified to reflect a maturity date of December 31, 2000.

     5. Effective July 10, 1997 interest shall accrue on the principal advanced and outstanding on the Loan and the Note at an annual rate equal to one-quarter of one percent (1/4%) above the Mortgagee's prime rate of interest (as "prime rate" is defined in and calculated under the Note) rather than at one-half of one percent (1/2%) above said prime rate, and the Note shall be and hereby is modified accordingly. Mortgagor will continue to make principal payments on the Loan and Note at the times and in the amount specified in the Note.

     6. For and in consideration of the aforesaid extension of maturity and adjustment of interest rate, the Mortgagor agrees to continue to pay the principal of and interest on the Loan and the Note as specified in the Note as amended hereby, and to otherwise continue to comply with all provisions of the Loan Documents.

     7. THE TOTAL PRINCIPAL AMOUNT EVIDENCED BY THE NOTE AND SECURED BY THE JEFFERSON COUNTY COLLATERAL DOCUMENTS AND BY THE BOONE COUNTY COLLATERAL DOCUMENTS IS A PRINCIPAL AMOUNT NOT TO EXCEED FIVE MILLION AND NO/100 DOLLARS ($5,000,000) OUTSTANDING AT ANY TIME. THE FINAL PAYMENT OF INTEREST ON THE LOAN AND NOTE, TOGETHER WITH ALL PRINCIPAL OF THE LOAN AND NOTE NOT THERETOFORE PAID, ARE DUE MORTGAGEE FROM MORTGAGOR NOT LATER THAN DECEMBER 31, 2000.

     8. To the extent the terms and provisions of this Agreement conflict with the terms and provisions of the Loan Documents, the terms and provisions of this Agreement shall govern. As so modified, all the Loan Documents are ratified and readopted by Mortgagor and by Mortgagee in all respects.

     9. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, representatives and assigns of the parties hereto. In the event of the invalidity or unenforceability of any portion of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

     10. This Agreement shall be governed by and shall be interpreted in accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple original counterparts (each of which shall constitute one and the same document) by the parties by their respective duly authorized representatives as of the day, month and year hereinbefore written.


                                        MORTGAGOR:
                                        TUMBLEWEED, LLC
                                        (A Kentucky limited liability company)



                                         By: /s/ James Mulrooney
                                             ---------------------------------
                                             its manager



                                         MORTGAGEE:
                                         NATIONAL CITY BANK OF KENTUCKY
                                         (a national banking association)



                                         By: /s/ Rob King
                                             ---------------------------------
                                             its senior vice president

STATE OF KENTUCKY     )
                      )SS
COUNTY OF JEFFERSON   )


     I, a Notary Public in and for the State and County aforesaid, do hereby certify that on this date _________________, duly authorized manager of TUMBLEWEED, LLC, appeared before me and before me acknowledged that he executed and delivered the foregoing instrument as his free and voluntary act and deed, and as the free and voluntary act and deed of TUMBLEWEED, LLC, a Kentucky limited liability company.

     Witness my hand this _____ day of ___________, 1997.

     My Commission Expires: ___________________________________



                                                _______________________________
                                                NOTARY PUBLIC
                                                KENTUCKY STATE AT LARGE



STATE OF KENTUCKY     )
                      )SS
COUNTY OF JEFFERSON   )


     I, a Notary Public in and for the State and County aforesaid, do hereby certify that on this date Rob King, duly authorized officer of NATIONAL CITY BANK OF KENTUCKY, appeared before me and before me acknowledged that he executed and delivered the foregoing instrument as his free and voluntary act and deed, and as the free and voluntary act and deed of NATIONAL CITY BANK OF KENTUCKY, a Kentucky banking association.

     Witness my hand this 27th day of June, 1997.

                            Notary Public, State at Large, KY
     My Commission Expires: My commission expires Aug. 5th, 1998



                                                /s/ Gloria R. Cecil
                                                _______________________________
                                                NOTARY PUBLIC
                                                KENTUCKY STATE AT LARGE

THIS INSTRUMENT PREPARED BY:

JOSEPH R. GATHRIGHT, JR.
EVANS, GATHRIGHT, HARDY & WILLOCK
Suite 1450, Citizens Plaza
500 W. Jefferson Street
Louisville, Kentucky 40202




/s/ Joseph R. Gathright, Jr.
----------------------------
Attorney at Law

NATIONAL CITY                                      NATIONAL CITY BANK, KENTUCKY
BANK                                               P.O. Box 36000
                                                   Louisville, KY 40233-6000
                                                   502 581-4200




                                 June 27, 1997


Mr. James M. Mulrooney
Executive Vice President & CFO
Tumbleweed, LLC
1900 Mellwood Avenue
Louisville, Kentucky 40206

      Re:   $5,000,000 REVOLVING LINE OF CREDIT
            FACILITY (THE "LOAN") FROM NATIONAL
            CITY BANK OF KENTUCKY (THE "BANK")
            TO TUMBLEWEED, LLC (THE "BORROWER")


Dear Jim:

     The loan agreement between the Borrower and the Bank dated as of August 8, 1996 (the "Loan Agreement") and the Note executed pursuant to the Loan Agreement provide that on June 30, 1997 and upon the expiration of each Loan Year thereafter the Credit Facility will be reduced by $360,000, the availability to be $4,640,000 during the second loan year, $4,280,000 during the third loan year, and $3,920,000 during the Partial Loan Year. (Capitalized terms used in this letter not otherwise defined shall have the meaning given them in the Loan Agreement).

     In accordance with the Borrower's request the Bank hereby agrees to waive the reduction of the Credit Facility scheduled to occur on June 30, 1997. Accordingly, the maximum availability on the Loan will be $5,000,000 during the second Loan Year, $4,640,000 during the third Loan Year, $4,280,000 for the fourth Loan Year, and $3,920,000 for the Partial Loan Year. (The foregoing contemplates that Borrower and Bank will enter into a modification agreement extending the Termination Date from December 31, 1999 to December 31, 2000 and that the Partial Loan Year will commence after the end of the fourth Loan Year).

     It is mutually understood by the Bank and by the Borrower that the Bank's waiver set forth in this letter is strictly limited to the terms hereof, and does not constitute a waiver of scheduled reduction of the Credit Facility or any other term or provision of the Loan Documents.

Tumbleweed, LLC
Letter
Page 2
June 27, 1997



     Bank and Borrower mutually acknowledge that, to the extent the provisions of this letter are inconsistent with the Bank's commitment letter to the Borrower dated June 13, 1996, with paragraph 2.1 of the Loan Agreement and with the first full paragraph on page 2 of the Note, the provisions of this letter will govern. Borrower and Bank further mutually acknowledge and agree that, except as amended by this letter and as modified by a modification agreement between the parties of even date herewith, all other terms and provisions of the Loan and the Loan Documents shall remain the same.

     Should you have any questions regarding this letter, do not hesitate to contact me. Please sign in the space provided below and return to me, thereby acknowledging and agreeing to the terms and conditions of this letter on behalf of the Borrower.

                                          Yours truly,

                                          NATIONAL CITY BANK OF KENTUCKY



                                          By: /s/ Rob King
                                              --------------------------------
                                              Rob King
                                              Senior Vice President




     Receipt of the foregoing is hereby acknowledged and the terms and provisions thereof accepted.

                                          TUMBLEWEED, LLC



                                          By: /s/ James P. Mulrooney
                                              --------------------------------
                                              James P. Mulrooney
                                              Executive Vice President & CFO
                                              Date: June 27, 1997

                            MODIFICATION AGREEMENT


     THIS MODIFICATION AGREEMENT (the "Agreement") made and entered into as of June 30, 1997 by and between TUMBLEWEED, LLC, a Kentucky limited liability company (hereafter "Mortgagor"), and NATIONAL CITY BANK OF KENTUCKY, a national banking association with offices at 101 S. Fifth Street in Louisville, Jefferson County, Kentucky 40202 (hereafter "Mortgagee");

                                  WITNESSETH:

     Mortgagor and Mortgagee recite and agree as follows, which recitations and agreements constitute a part of this Agreement:

     A. Mortgagor and Mortgagee have entered into a loan agreement dated as of August 8, 1996 (the "Loan Agreement") pursuant to which Mortgagee agreed to make available to Mortgagor, and Mortgagor agreed to accept, a revolving line of credit facility in a principal amount not to exceed $5,000,000 outstanding at any time (the "Loan").

     B. Mortgagor's obligation to repay the Loan is evidenced by Mortgagor's revolving line of credit note payable to the order of Mortgagee dated August 8, 1996 in a principal amount not to exceed $5,000,000 outstanding at any time (the "Note"), the Loan and the Note originally being due and payable not later than December 31, 1999.

     C. Payment of the Loan and the Note was and is secured by the following, both relative to real property owned by Mortgagor located in Jefferson County, Kentucky and both being dated as of August 8, 1996: first mortgage from Mortgagor to Mortgagee recorded at Mortgage Book 4146, Page 330 in the Jefferson County Clerk's office; assignment of leases and rents between Mortgagor and Mortgagee, recorded at Deed Book 6772, Page 517 in said Clerk's office. (Said mortgage and said assignment of leases and rents are hereinafter referred to as the "Jefferson County Collateral Documents").

     D. Payment of the Loan and the Note was and is additionally secured by the following, both relative to real property owned by Mortgagor located in Boone County, Kentucky and both being dated as of August 8, 1996: first mortgage from Mortgagor to Mortgagee, recorded at Mortgage Book 1228, Page 143 in the Boone County Clerk's office; assignment of leases and rents between Mortgagor and Mortgagee, recorded at Deed Book 566, Page 9 in said Clerk's office. (The aforesaid mortgage and assignment of leases and rents are hereinafter referred to as the "Boone County Collateral Documents").

     E. The Loan Agreement, the Note, the Jefferson County Collateral Documents, the Boone County Collateral Documents and related instruments and agreements are sometimes hereinafter collectively referred to as the "Loan Documents."

     F. Mortgagor and Mortgagee have agreed upon an extension of the final maturity of the Loan and the Note and have agreed to amend certain other terms and provisions governing repayment thereof, as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the covenants and promises of the parties hereto, the receipt and sufficiency of which are acknowledged by Mortgagor and Mortgagee, the parties covenant and agree as follows:

     1. Mortgagor represents and warrants that Mortgagor was and is the owner and holder of the real estate encumbered by the Jefferson County Collateral Documents and by the Boone County Collateral Documents, and hereby acknowledges that there are no defenses or offsets to the Loan or the Loan Documents evidencing, securing and otherwise relating to the Loan.

     2. Mortgagor represents and warrants to Mortgagee that the Mortgagor is not in default on the Loan or under the Loan Documents, nor does any circumstance exist that with the giving of notice, the passage of time or both would constitute such a default.

     3. Mortgagor hereby ratifies and reaffirms its liability for payment of the Loan and its obligation to pay and perform all sums and obligations owing the Mortgagee under the Loan Agreement, the Note and the other Loan Documents.

     4. The final maturity date of the Loan and the Note is hereby extended to December 31, 2000, and the Loan Documents shall be and hereby are modified to reflect a maturity date of December 31, 2000.

     5. Effective July 10, 1997 interest shall accrue on the principal advanced and outstanding on the Loan and the Note at an annual rate equal to one-quarter of one percent (1/4%) above the Mortgagee's prime rate of interest (as "prime rate" is defined in and calculated under the Note) rather than at one-half of one percent (1/2%) above said prime rate, and the Note shall be and hereby is modified accordingly. Mortgagor will continue to make principal payments on the Loan and Note at the times and in the amount specified in the Note.

     6. For and in consideration of the aforesaid extension of maturity and adjustment of interest rate, the Mortgagor agrees to continue to pay the principal of and interest on the Loan and the Note as specified in the Note as amended hereby, and to otherwise continue to comply with all provisions of the Loan Documents.

     7. THE TOTAL PRINCIPAL AMOUNT EVIDENCED BY THE NOTE AND SECURED BY THE JEFFERSON COUNTY COLLATERAL DOCUMENTS AND BY THE BOONE COUNTY COLLATERAL DOCUMENTS IS A PRINCIPAL AMOUNT NOT TO EXCEED FIVE MILLION AND NO/100 DOLLARS ($5,000,000) OUTSTANDING AT ANY TIME. THE FINAL PAYMENT OF INTEREST ON THE LOAN AND NOTE, TOGETHER WITH ALL PRINCIPAL OF THE LOAN AND NOTE NOT THERETOFORE PAID, ARE DUE MORTGAGEE FROM MORTGAGOR NOT LATER THAN DECEMBER 31, 2000.

      8. To the extent the terms and provisions of this Agreement conflict with the terms and provisions of the Loan Documents, the terms and provisions of this Agreement shall govern. As so modified, all the Loan Documents are ratified and readopted by Mortgagor and by Mortgagee in all respects.

     9. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, representatives and assigns of the parties hereto. In the event of the invalidity or unenforceability of any portion of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

    10. This Agreement shall be governed by and shall be interpreted in accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple original counterparts (each of which shall constitute one and the same document) by the parties by their respective duly authorized representatives as of the day, month and year hereinbefore written.


                                       MORTGAGOR:
                                       TUMBLEWEED, LLC
                                       (A Kentucky limited liability company)


                                       By: /s/ James Mulrooney
                                           --------------------------
                                           its manager



                                       MORTGAGEE:
                                       NATIONAL CITY BANK OF KENTUCKY
                                       (a national banking association)


                                       By: /s/ Rob King
                                           --------------------------
                                           its senior vice president

STATE OF KENTUCKY          )
                           )SS
COUNTY OF JEFFERSON        )


     I, a Notary Public in and for the State and County aforesaid, do hereby certify that on this date _______________________, duly authorized manager of TUMBLEWEED, LLC, appeared before me and before me acknowledged that he executed and delivered the foregoing instrument as his free and voluntary act and deed, and as the free and voluntary act and deed of TUMBLEWEED, LLC, a Kentucky limited liability company.

         Witness my hand this ____ day of ____________, 1997.

         My Commission Expires: _____________________________


                                       _______________________________________
                                       NOTARY PUBLIC
                                       KENTUCKY STATE AT LARGE




STATE OF KENTUCKY          )
                           )SS
COUNTY OF JEFFERSON        )


     I, a Notary Public in and for the State and County aforesaid, do hereby certify that on this date Rob King, duly authorized manager of NATIONAL CITY BANK OF KENTUCKY, appeared before me and before me acknowledged that he executed and delivered the foregoing instrument as his free and voluntary act and deed, and as the free and voluntary act and deed of NATIONAL CITY BANK OF KENTUCKY, a national banking association.

         Witness my hand this 27th day of June, 1997.

         My Commission Expires: Notary Public, State at Large, KY
                                My commission expires Aug. 5th, 1998
                                ------------------------------------


                                       /s/ Gloria R. Cecil
                                       -----------------------------
                                       NOTARY PUBLIC
                                       KENTUCKY STATE AT LARGE




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